Exhibit 99.1

FOR IMMEDIATE RELEASE

CBOT HOLDINGS BOARD DETERMINES THAT RESUBMITTED ICE

PROPOSAL NOT SUPERIOR,

CONTINUES TO RECOMMEND CME MERGER AGREEMENT

CHICAGO, July 3, 2007 — CBOT Holdings, Inc. (CBOT®) (NYSE: BOT) today announced that its Board of Directors and special committees have met and reviewed a revised proposal from IntercontinentalExchange, Inc. (NYSE:ICE). The Board of Directors and special transaction committee again concluded that the ICE proposal is not superior to the amended merger agreement with Chicago Mercantile Exchange Holdings Inc. (NYSE: CME).

“Nothing important has changed from the offer ICE submitted on June 12th. ICE has not resolved the significant risks identified during the comprehensive due diligence we conducted of ICE and its trading and clearing systems,” said CBOT Chairman Charles P. Carey.

“ICE has not adequately addressed important strategic and operational concerns, such as integration and execution risk,” said CBOT President and CEO Bernard W. Dan. “In our view, ICE’s proposal that we migrate our clearing operations twice, first to AEMS and then to ICE, compounds the risk and would create even greater disruption for our market users.”

The Board of Directors of CBOT Holdings continues to unanimously recommend that stockholders vote “FOR” the adoption of the agreement and plan of merger with CME, and the Board of Directors of CBOT unanimously recommends that CBOT members vote “FOR” the matters related to the CME merger as described in the joint proxy statement/prospectus and the supplement.

A copy of ICE’s July 3, 2007 letter to CBOT Holdings was filed with the SEC on July 3, 2007 and is available under the Investor Relations section of CBOT Holdings’ website, www.cbot.com.

Contacts

Media:

Maria C. Gemskie

312.341.3257

Harlan Loeb

Financial Dynamics

312.861.4703

Investors:

Deborah Koopman

312.789.8532

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity and commodity futures and options-on-futures products. Building on its 159-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information, visit our website at www.cbot.com.

Important Merger Information

In connection with the proposed merger of CBOT Holdings, Inc. (“CBOT Holdings”) and Chicago Mercantile Exchange Holdings Inc. (“CME”), the parties have filed relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus, as supplemented, regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, AS SUPPLEMENTED, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the joint proxy statement/prospectus, as supplemented, as well as other filings containing information about CBOT Holdings and CME without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus, as supplemented, can also be obtained without charge by directing a request to CBOT Holdings, Inc., Attention: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CBOT Holdings and its directors and executive officers and other members of management and employees and other CBOT members may be deemed to be participants in the solicitation of proxies from CBOT Holdings stockholders in respect of the proposed transaction. Information regarding CBOT Holdings directors and executive officers is available in CBOT Holdings’ proxy statement for its 2007 annual meeting of stockholders, dated March 29, 2007. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document and its attachments, if any, may contain forward-looking information regarding CBOT Holdings, CME and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CBOT Holdings and CME including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of CBOT Holdings and CME and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of CBOT Holdings stockholders, CBOT members or CME stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in the joint proxy statement/prospectus, as supplemented, and CBOT Holdings’ other filings with the SEC, including its Report on Form 10-K for the fiscal year ending December 31, 2006 which are available on CBOT Holdings’ website at http://www.cbot.com.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, CBOT undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

# # #